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                                                                    EXHIBIT 10.5


(714) 955-8705

                                   May 5, 1995





Mr. Ted Siegler
Komag, Incorporated
Director of Planning
275 S. Hillview Drive
Milpitas, CA 95035

      Re:   Intercreditor Agreement regarding Phase Metrics, Inc.

Dear Mr. Siegler:

      Phase Metrics, Inc. ( "Phase Metrics") and ProQuip, Inc. (collectively the "Borrowers") have entered into a Credit Agreement with Canadian Imperial Bank of Commerce as Agent for the Lenders listed in that certain Credit Agreement dated as of March 15, 1995 (the "Credit Agreement"). Pursuant to the Credit Agreement, Borrowers have executed a Security Agreement of even date (the "Security Agreement") which grants a blanket lien in all assets of the Borrowers, including inventory, work in process, and deposits (the "Agent's Collateral").

      Komag has entered into a Master Security Agreement with Phase Metrics dated as of May __, 1995 (the "Master Security Agreement") pursuant to which Komag has taken a security interest in the Komag Deposit Account (the "Komag Deposit Account") and the Applicable Collateral (the "Applicable Collateral") each as defined in the Master Security Agreement.

      In order to clarify the respective rights of Komag and the Agent for itself and the benefit of the Lenders, the Agent for itself and on behalf of the Lenders and Komag hereby agree as follows:


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Mr. Ted Siegler                                                      May 5, 1995
KOMAG, Inc.                                                               Page 2


      1. The Agent for itself and on behalf of each of the Lenders hereby agrees that neither it nor the Lenders shall have any lien or claim to any amounts on deposit in the Komag Deposit Account.

      2. The Agent for itself and on behalf of each of the Lenders hereby agrees (a) that neither it nor the Lenders shall have any lien or claim in any of the Applicable Collateral and (b) to the extent it is difficult or impractical to segregate the Agent's Collateral from any of the Applicable Collateral, to subordinate the priority of its and the Lenders' lien and security interest in any of such Agent's Collateral and the Applicable Collateral in favor of the lien and security interest, now or hereafter existing, of Komag, regardless of the time or order of attachment or perfection of any liens, the time or order of filing of financing statements, the acquisition of purchase money or other liens, or any other circumstances whatsoever. Until Phase Metrics has fully performed all of its obligations (the "Phase Metrics Purchase Obligations") in favor of Komag under the Purchase Agreements and the other documents entered into pursuant thereto (the "Purchase Documents") the Agent for itself and on behalf of the Lenders agrees that neither it nor the Lenders will enforce, or attempt to enforce, any rights or remedies under or with respect to any Applicable Collateral (and any Agent's Collateral that is impractical to segregate from the Applicable Collateral), including causing or compelling the pledge or delivery of any such collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any such collateral, or asserting any claim or interest in any insurance with respect to any such collateral. The Agent further agrees to execute (or cause to be executed) any further documents or financing statements in order to evidence the subordination provided for herein.

      3. The Agent for itself and on behalf of the Lenders further agrees that neither it nor the Lenders will interfere with or in any manner oppose a disposition of any Applicable Collateral by Komag in accordance with applicable law.

      4. The Agent for itself and on behalf of the Lenders waives any and all notice from Komag of the incurrance of any Phase Metrics Purchase Obligations or any part thereof and any right to require Komag to marshall assets.

      5. Until the payment and performance in full of all Phase Metrics Purchase Obligations, the Agent for itself and on behalf of the Lenders agrees that neither it nor the Lenders shall have, or shall directly or indirectly exercise, any rights that any such party may acquire by way of subrogation hereunder upon any payment or distribution to Komag hereunder or otherwise.


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Mr. Ted Siegler                                                      May 5, 1995
KOMAG, Inc.                                                               Page 3


      6. Phase Metrics agrees to pay to Komag on demand all reasonable costs and expenses of Komag, and the reasonable fees and disbursements of counsel, in connection with the enforcement of this letter agreement.

      7. This letter agreement is a continuing agreement of subordination and shall continue in effect and be binding upon the Agent and the Lenders until payment and performance in full of the Phase Metrics Purchase Obligations and the termination of the Master Security Agreement. The subordinations, agreements and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Phase Metrics. This letter agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Phase Metrics Purchase Obligations by or on behalf of Phase Metrics shall be rescinded or must otherwise be restored by Komag, whether as a result of any bankruptcy or similar proceeding involving Phase Metrics or otherwise.

      8. The Agent for itself and on behalf of the Lenders agrees that at any time and from time to time, without notice to or the consent of the Agent or the Lenders, without incurring responsibility to the Agent or the Lenders, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Komag hereunder: (a) the time for Phase Metrics performance of or compliance with any of its agreements contained in the Purchase Documents may be extended or such performance or compliance may be waived by Komag; (b) the agreements of Phase Metrics with respect to the Purchase Documents may from time to time be modified by Phase Metrics and Komag for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of Phase Metrics and Komag thereunder; provided, however, that the defined terms "Applicable Security Interest", "Applicable Collateral", "Applicable Pledged Inventory", "Applicable Deposits", "Komag Deposit Account" or "Purchase Documents" (each as defined in the Master Security Agreement) may not be amended nor may any amendment to the Master Security Agreement be made which would adversely affect the rights of the Agent or the Lenders without the prior written consent of the Agent, which will not be unreasonably withheld; (c) the manner, place or terms for payment of any Phase Metrics Purchase Obligations, or any portion thereof may be altered or the terms for payment extended, or the Phase Metrics Purchase Obligations, may be renewed in whole or in part; (d) the maturity of any Phase Metrics Purchase Obligations may be accelerated in accordance with the terms of any present or future agreement by either Phase Metrics and Komag; (e) any Applicable Collateral may be sold, exchanged, released or substituted and any lien in favor of Komag may be terminated, subordinated or fail to be perfected or become unperfected; (f)any person liable in any manner for any Phase Metrics Purchase Obligations, may be discharged, released or substituted; and (g)all other rights against Phase Metrics, any other


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Mr. Ted Siegler                                                      May 5, 1995
KOMAG, Inc.                                                               Page 4


person or with respect to any Applicable Collateral may be exercised (or Komag may waive or refrain from exercising such rights).

      9. Komag agrees that at any time and from time to time, without notice to or the consent of Komag, without incurring responsibility to Komag and without impairing the rights of the Agent or the Lenders hereunder: (a) the time for Phase Metrics performance of or compliance with any of its agreements contained in the Credit Agreement, the Security Agreement and any of the other "Loan Documents" (as defined in the Credit Agreement) may be extended or such performance or compliance may be waived by the Agent or the Lenders; (b) the Loan Documents may from time to time be modified by Phase Metrics and the Agent and the Lenders for any reason whatsoever; (c) the manner, place or terms for payment of any obligations or any portion thereof owing under the Loan Documents may be altered or the terms for payment extended, or Phase Metrics' obligations may be renewed in whole or in part; (d) the maturity of any obligations of Phase Metrics under the Loan Documents may be accelerated in accordance with the terms of any present or future agreement by either Phase Metrics or the Agent and the Lenders; (e) any of the Agent's Collateral may be sold, exchanged, released or substituted and any lien in favor of the Agent or the Lenders may be terminated, subordinated or failed to be perfected of become unperfected; (f) any person liable in any manner for any obligations of Phase Metrics under the Loan Documents, may be discharged, released or substituted; and (g) all other rights against Phase Metrics, any other person or with respect to any Agent's Collateral may be exercised or the Agent and the Lenders may waive or refrain from exercising such rights. Neither this Letter Agreement, the Security Agreement nor any Purchase Document shall be considered to be a Loan Document.

      10. This Letter Agreement shall be binding on each of the parties hereto and any successors and assigns. This Letter Agreement shall be construed in accordance with California law and may not be amended or modified unless in a writing executed by both parties hereto. This Letter Agreement may be executed in one or more counterparts.


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Mr. Ted Siegler                                                      May 5, 1995
KOMAG, Inc.                                                               Page 5


      Please evidence your acceptance of the terms set forth in this Letter Agreement by countersigning below where indicated.


                                       Very truly yours,

                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE as Agent for the Lenders


                                       By:______________________________________

                                       Its:_____________________________________


Agreed and accepted:
Komag, Inc.


By:_________________________________

Its:________________________________


Consented to:
Phase Metrics, Inc.


By:  /s/ R. J. SAUNDERS
   ---------------------------------

Its:  Vice President
    --------------------------------